Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-265185 and 333-231762) on Form S-8 and (No. 333-291079) on Form S-3 of our report dated February 11, 2025, except for the effects of the change in accounting principle related to inventories described in Note 2, as to which the date is February 17, 2026, with respect to the consolidated financial statements of Lennox International Inc.
(signed) KPMG LLP
Dallas, Texas
February 17, 2026